Exhibit 10.19
BIOTROVE, INC.
RESTRICTED STOCK AGREEMENT
     This AGREEMENT, dated as March 28, 2007, is made by and between BioTrove, Inc., a Delaware corporation (the “Corporation”) and Gregory C. Critchfield (the “Grantee”).
W I T N E S S E T H:
     WHEREAS, the Grantee serves as a director of the Corporation; and
     WHEREAS, the Corporation desires to grant to the Grantee shares of the Corporation’s Common Stock, $.01 par value per share (“Common Stock”), pursuant to the terms hereof.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Shares.
     Pursuant to the provisions of the Corporation’s 2000 Stock Plan, as amended (the “Plan”), the Corporation hereby grants the Grantee 6,000 shares of Common Stock (the “Restricted Shares”) with a fair market value equal to $0.50 per Restricted Share, effective as of the date hereof (the “Date of Grant”). The grant of the Restricted Shares to the Grantee shall be subject to the terms and conditions of this Agreement and the Plan. Capitalized terms used in this Agreement but not defined herein shall have the meaning given to such terms in the Plan.
     2. Vesting Period.
     (a) Vesting. Subject to the terms and conditions hereof, the Restricted Shares shall vest and become nonforfeitable on the last day of each month over the twenty-four (24) month period commencing with the month of March 2007 at the rate of 1/24th shares of the Restricted Shares per month until the earlier to occur of either (i) all of the Restricted Shares having vested or (ii) the Grantee ceases to be a director as set forth in Section 2(b) below.
     (b) Cessation of Appointment. If the Grantee ceases to be a director of the Company, either voluntarily or involuntarily, for any reason whatsoever, including upon retirement, death or disability prior to the satisfaction of the vesting provisions set forth in this Section 2, no further portion of his or her Restricted Shares shall become vested pursuant to this Agreement and such unvested Restricted Shares shall be forfeited effective as of the date that his directorship ceases.
     3. Non-Transferability of Unvested Restricted Shares. Subject to the satisfaction of any and all conditions specified herein, the unvested Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Grantee. In the event of (a) an attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of unvested Restricted Shares, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate this Agreement by notice to the Grantee and the Agreement shall thereupon become null and void and the Grantee shall have no further right to the unvested Restricted Shares.
     4. Restrictions on Transfer of Vested Restricted Shares.
     (a) Except for transfers permitted in clauses (b), (c), (d) and (e) of this Section 4, the Grantee shall not transfer any vested Restricted Shares (the “Shares”) until the consummation of a Public Offering (as defined in the Plan).
     (b) The Grantee may transfer Shares held by such Grantee as follows: (i) by testamentary or intestate disposition; (ii) pursuant to a transfer in connection with the Grantee’s estate planning, to the Grantee’s spouse, children (including stepchildren or adopted children), grandchildren, parents or siblings thereof or any spouse of any of the foregoing, and any trust or other estate planning vehicle created for the primary benefit of any one or more of them; or (iii) to a former spouse pursuant to a court-approved divorce decree; provided, however, that in each case (A) the transferor shall retain voting control of all such Shares and beneficial ownership of at least a majority of the Shares originally held by the transferor, (B) the transferee shall hold such Shares subject to the same restrictions applicable to its transferor, and (C) the transferee shall agree in writing to be bound by the terms of this Agreement.
     Notwithstanding the foregoing, the Grantee agrees not to sell, exchange or otherwise dispose of any Shares held by him or her if such sale, exchange, or disposition, would create a default under the terms of any indebtedness or other contractual obligations of Corporation then outstanding to any third party.
     (c) If the Grantee shall propose to transfer any Shares held by him or her to any Person (a “Transferee”) other than pursuant to clauses (b), (d) or (e) of this Section 4, such proposed transfer shall be conditioned upon the following:
     (i) The Grantee shall not transfer any Shares unless the Grantee has owned such shares for a period of at least six (6) months on the date of transfer. Any transfer of Shares owned by the Grantee for less than six (6) months on the date of transfer shall be null and void.
     (ii) The Grantee (the “Offeror”) shall offer to the Corporation or the Corporation’s designee(s) the Shares which it desires to sell, transfer or convey (the “Offered Securities”), at the same price and on the same terms that the Grantee intends to sell, transfer or convey the Offered Securities to the Transferee. Such offer shall be made by a written notice (the “Notice of Proposed Transfer”) delivered to the Corporation not less than sixty (60) days prior to the proposed sale, transfer or conveyance. Such notice shall set forth the identity of the Transferee, the price and other terms and conditions of the proposed sale or transfer and such other information as the Corporation or its designee(s) shall reasonably request.

     (iii) If the Corporation or its designee(s) do not accept the offer made by the Offeror with respect to all of the Offered Securities within sixty (60) days following the Corporation’s receipt of the Notice of the Proposed Transfer, then the Offeror shall have the right for a period of thirty (30) days following the aforementioned sixty (60) day period to sell, transfer or convey such Offered Securities, but only to the Transferee, at not less than the price, and upon terms not more favorable to the Transferee that were contained in the Notice of Proposed Transfer.
     (d) If the holders of seventy five percent (75%) of the Common Stock, assuming the conversion of all shares of capital stock which can be converted into Common Stock at the time of the determination, into Common Stock, elect to effect a sale of Common Stock, the Grantee shall sell all Shares held by him or her on the terms and conditions approved by such other selling stockholders; provided, however, that the Shares being sold by the Grantee are sold for the same price and upon the same terms and conditions in all material respects as those applicable to the Common Stock being sold by such other selling stockholders. The Grantee will take all action necessary and desirable in connection with the consummation of the sale of Common Stock, including, without limitation, execution and delivery of agreements relating to such sale of Common Stock. The Grantee will bear its pro rata share of the cost of any sale of Common Stock or other equity securities pursuant to a sale of Common Stock to the extent such costs are incurred for the benefit generally of all stockholders of the Corporation and are not otherwise paid by the Corporation or the acquiring party. Costs incurred by stockholders of Corporation on their own behalf will not be considered costs of the transaction hereunder.
     (e) If at any time the holders of seventy five percent (75%) of the Common Stock, assuming the conversion of all shares of capital stock which can be converted into Common Stock at the time of the determination, shall propose to pledge their shares of Corporation to one or more lenders as security for the obligations of the Corporation, the Grantee shall pledge the Shares held by such Grantee to such lender on substantially the same terms and conditions in all material respects as those that are to be applied to the holders of the majority of the Common Stock with respect to the Common Stock of the Corporation being pledged by them.
     5. Stock Certificates; Dividends and Stockholder Rights.
     (a) Custody of Restricted Shares; Legend. Certificates for Restricted Shares shall be issued in the Grantee’s name and shall be held by the Corporation until the Restricted Shares shall become vested. The Corporation shall serve as attorney-in-fact for the Grantee during the period during which the Restricted Shares are unvested with full power and authority in the Grantee’s name to assign and convey to the Corporation any Restricted Shares held by the Corporation for the Grantee if the Grantee forfeits the shares under the terms of the this Agreement and the Plan. Certificates representing the Restricted Shares shall bear the following legend:
The securities represented by this Stock Certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and may not be sold or transferred in the absence of any effective registration statement under the Act and such laws or any exemption from registration thereunder.

The Shares represented by this Stock Certificate have been granted as restricted stock under the biotrove, inc. 2000 Stock Plan, as amended. The Shares represented by this Stock Certificate may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of unless the restrictions set forth in the Restricted Stock Agreement between the registered holder of these Shares and biotrove, inc. shall have lapsed.
     Upon the vesting of the Restricted Shares, the Corporation shall so notify the Secretary of the Corporation and the Secretary shall obtain from the Corporation certificates representing all such shares that have vested, which certificates shall not bear any restrictive endorsement making reference to this Agreement, and shall deliver such certificates to the Grantee.
     6. Share Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation assets to stockholders, or any other change affecting shares of the Corporation’s capitalization, the Compensation Committee of the Corporation’s Board of Directors in its discretion may make such adjustments as it may deem appropriate to reflect such change or to fairly preserve the intended benefits of the Plan.
     7. No Right to Continued Employment or Appointment. Nothing in this Agreement shall confer upon the Grantee any right with respect to continuance of employment or directorship by the Corporation or any of its subsidiaries, nor shall it interfere in any way with the right of the employer to terminate the Grantee’s employment or directorship at any time.
     8. Grantee Bound by Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.
     9. Liquidation or Dissolution of the Corporation. In the event of the proposed dissolution or liquidation of the Corporation, each unvested Restricted Share issued pursuant to this Agreement shall terminate prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.
     10. Tax Consequences.
     (a) The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign (if applicable) tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. The Grantee (and not the Corporation) shall be responsible for the Grantee’s own tax liability that may arise as a result of this Agreement.
     (b) the Grantee acknowledges that it is his or her sole responsibility and not the Corporation’s to timely file the election under section 83(b) of the code, even if the Grantee requests the Corporation or its representatives to make this filing on the Grantee’s behalf. The Corporation specifically disavows any representations or warranties as to the sufficiency or adequacy of the attached form of code section 83(b) election for purposes of satisfying the code and irs interpretations thereof; the attached form is for purposes of illustration only, and the Grantee should rely solely on his own tax advisors, and not the Corporation or its representatives, in determining whether and how to satisfy any requirements under section 83 of the code with respect to this agreement and the incentive units and transactions contemplated hereunder.
     (c) If the Grantee makes any tax election relating to the treatment of the Units under the Code, at the time of such election the Grantee shall promptly notify the Corporation of such election.
     (d) If the Grantee files an election with the Internal Revenue Service to include the fair market value of any Restricted Shares in gross income as of the Date of Grant, the Grantee agrees to promptly furnish the Corporation with a copy of such election, together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.
     (e) The Grantee acknowledges that the Corporation is not responsible for the tax consequences to the Grantee of the granting or vesting of the Restricted Shares, and that it is the responsibility of the Grantee to consult with the Grantee’s personal tax advisor regarding all matters with respect to the tax consequences of the granting and vesting of the Restricted Shares. The Corporation shall have the right to deduct from the Restricted Shares or any payment to be made with respect to the Restricted Shares any amount that federal, state, local or foreign tax law required to be withheld with respect to the Restricted Shares or any such payment. Alternatively, the Corporation may require that the Grantee, prior to or simultaneously with the Corporation incurring any obligation to withhold any such amount, pay such amount to the Corporation in cash or in shares of the Corporation’s Common Stock (including shares of Common Stock retained from the Restricted Stock Award creating the tax obligation), which shall be valued at the Fair Market Value of such shares on the date of such payment. In any case where it is determined that taxes are required to be withheld in connection with the issuance, transfer or delivery of the shares, the Corporation may reduce the number of shares so issued, transferred or delivered by such number of shares as the Corporation may deem appropriate to comply with such withholding. The Corporation may also impose such conditions on the payment of any withholding obligations as may be required to satisfy applicable regulatory requirements under the Exchange Act.
     11. Miscellaneous.
          11.1. Binding Effect. Except as otherwise provided herein, this Agreement shall inure to the benefit of the successors and assigns of the Corporation and be binding upon the Grantee and the Grantee’s heirs, executors, administrators, successors and assigns.

          11.2. Termination or Amendment. The Board may terminate or amend the Plan (subject to the provisions of the Plan) and may amend this Agreement at any time, provided, however, that no such termination or amendment may adversely affect the rights of the Grantee under this Agreement without the consent of the Grantee, except that any termination or amendment that would adversely affect the rights of the Grantee and the rights of other holders of options, purchase rights and the like under the Plan in a similar manner shall be effective if consented to by a majority in interest of such similarly affected holders.
          11.3. Transferees. Each and every transferee or assignee of Restricted Shares from the Grantee shall be bound by and subject to all the terms and conditions of this Agreement. So long as this Agreement is in effect, the Corporation shall require, as a condition precedent to the transfer of any Restricted Shares by the Grantee, that the transferee agree in writing to be bound by, and subject to, the terms and conditions of this Agreement and to ensure that such transferee’s transferees shall be likewise bound.
          11.4. Remedies.
          (a) The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have at law or in equity.
          (b) Without limitation of the foregoing, the parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its term or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.
          (c) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.
          11.5. Integrated Agreement. The Corporation and the Grantee mutually agree that this Agreement is issued pursuant to and shall be governed by the Plan and that this Agreement and the Plan constitute the entire understanding and agreement of the Grantee and the Corporation with respect to the subject matter contained herein and therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Grantee and the Corporation other than those as set forth or provided for herein and therein. To the extent that any conflict or inconsistency may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control. To the extent contemplated herein and therein, the provisions of the Agreement and the Plan shall survive the vesting of the Restricted Shares and shall remain in full force and effect.
          11.6. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware.
          11.7. Waiver of Jury Trial.
          EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH OR ANY MATTER ARISING UNDER, OUT OF OR RELATING TO, THIS AGREEMENT (AS THIS AGREEMENT MAY HEREAFTER BE AMENDED) OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          11.8. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
          11.9. Holdback. In connection with any Public Offering by the Company, the Grantee agrees not to effect, directly or indirectly (except as part of such Public Offering in accordance with the provisions hereof) any sale, distribution, short sale, loan, grant options for the purchase of or otherwise dispose the Restricted Shares during the 7 days prior to and 180 days after any such Public Offering. In addition, the Grantee agrees to execute and deliver to any managing underwriter in connection with any Public Offering, any lock-up letter requested of the Grantee.
          11.10. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and each provision of this Agreement shall be enforced to the fullest extent permitted by law.
          11.11. Subject to Plan. The rights of the Grantee are subject to all of the terms and conditions of the Plan, the provisions of which are hereby incorporated by reference herein. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to by bound by all terms and provisions thereof and further agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement or the Plan.
          11.12. Investment Representation. The Grantee represents and warrants that the Grantee is acquiring any shares of Common Stock issuable under this Agreement for the Grantee’s own account as an investment and not with a view toward the sale or distribution thereof.

          11.13. No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.
          11.14. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          11.15. Gender; Number. The use of any gender in this Agreement shall be deemed to be or include the other genders, and the use of the singular in this Agreement shall be deemed to be or include the plural (and vice versa), wherever appropriate.
          11.16. Duration. This Agreement shall be valid and continue in full force and effect until there shall be consummated a Terminating Transaction. The provisions of Section 4 shall terminate upon the consummation of a Public Offering.
          11.17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one agreement.
[The next page is the signature page.]

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement as of the date set forth above.

BIOTROVE, INC.
By:	/s/ Robert Ellis
	Name:	Robert Ellis
	Title:	Chairman of the Board

GRANTEE
/s/ Gregory C. Critchfield
Name:	Gregory C. Critchfield
Address: 6170 Murdoch Woods Place Holladay, UT 84121

[Signature Page to Restricted Stock Agreement between the BioTrove and Gregory C. Critchfield]